SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2020

STERLING BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware		001-35385	80-0091851
(State or Other Jurisdiction of		(Commission File No.)	(IRS Employer ID No.)
Incorporation or Organization)

400 Rella Boulevard
Montebello	New York		10901
(Address of Principal Executive Office)			(Zip Code)

Registrant’s telephone number, including area code:
(845) 369-8040

Not Applicable
(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STL	New York Stock Exchange
Depositary Shares, each representing 1/40 interest in a share of 6.50% Non-Cumulative Perpetual Preferred Stock, Series A	STLPRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)-(c)    On January 27, 2020, Sterling Bancorp, a Delaware corporation (the “Company”), and its wholly-owned subsidiary, Sterling National Bank, a national banking association, (the “Bank”) announced the promotion of Luis Massiani to President of the Bank effective as of January 27, 2020, having responsibility over all finance, bank operations and consumer banking functions. Mr. Massiani will continue to serve as the Chief Financial Officer of both the Company and the Bank.

This promotion recognizes the dedication and leadership Mr. Massiani, age 42, has demonstrated since joining the organization as Senior Executive Vice President in October 2014 and Chief Financial Officer since December 2012.

Jack Kopnisky, although no longer the President of the Bank effective as of January 27, 2020, remains the President and Chief Executive Officer of the Company and the Chief Executive Officer of the Bank, having served the organization in these capacities since 2011.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release of Sterling Bancorp, dated January 27, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANCORP

Date:	January 27, 2020	By:	/s/ Jack Kopnisky
Jack Kopnisky
President, Chief Executive Officer and Director
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Sterling Bancorp, dated January 27, 2020